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                                 EXHIBIT H.XIII
                  EIGHTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

                             Effective May 31, 2007

     The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford Checks and Balances Fund, The Hartford High Yield Municipal Bond Fund, and The Hartford Strategic Income Fund (the "Funds") as new series to Schedule A and to amend and restate Schedule A as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ John C. Walters
                                        ----------------------------------------
                                        John C. Walters
                                        Vice President


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Robert M. Arena
                                        ----------------------------------------
                                        Name: Robert M. Arena
                                        Title:  Senior Vice President

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                                   SCHEDULE A

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Advisers Fund

The Hartford Balanced Allocation Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Capital Appreciation II Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

The Hartford Disciplined Equity Fund

The Hartford Dividend and Growth Fund

The Hartford Equity Income Fund

The Hartford Equity Growth Allocation Fund, (formerly The Hartford Aggressive Growth Allocation Fund)

The Hartford Floating Rate Fund

The Hartford Fundamental Growth Fund, (formerly The Hartford Focus Fund)

The Hartford Global Communications Fund

The Hartford Global Financial Services Fund

The Hartford Global Health Fund

The Hartford Global Leaders Fund

The Hartford Global Technology Fund

The Hartford Growth Allocation Fund

The Hartford High Yield Fund

The Hartford High Yield Municipal Bond Fund

The Hartford Income Allocation Fund

The Hartford Income Fund

The Hartford Inflation Plus Fund

The Hartford International Capital Appreciation Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford LargeCap Growth Fund

The Hartford MidCap Fund

The Hartford MidCap Growth Fund

The Hartford MidCap Value Fund

The Hartford Money Market Fund

The Hartford Retirement Income Fund

The Hartford Select MidCap Growth Fund

The Hartford Select MidCap Value Fund

The Hartford Select SmallCap Growth Fund

The Hartford Select SmallCap Value Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Stock Fund

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                                   SCHEDULE A

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2030 Fund

The Hartford Tax-Free California Fund

The Hartford Tax-Free New York Fund

The Hartford Total Return Bond Fund

The Hartford Value Fund